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                                                                   Exhibit 10.18

                           TRADEMARK LICENSE AGREEMENT

Licensor: Shenzhen Neptunus Tong'ai Pharmaceutical Manufacturing Co., Ltd. (hereinafter referred to as "Party A")

Licensee: Shenzhen Nepstar Pharmaceutical Co., Ltd. (hereinafter referred to as "Party B")

     In accordance with relevant provisions of Trademark Law of the People's Republic of China, under the principles of free will and faithfulness, through negotiation, Party A and Party B enter into this Trademark License Agreement.

     1. Party A is the legal trademark registrant of 1 trademark as listed in the annex attached hereto (the "Licensed Trademark") (please refer to the annex for details of the specific trademark).

     2. Party A hereby licenses Party B to use for its own business or to authorize its manufacturers, after notifying Party A, to use the Licensed Trademark on the products supplied to Party B. This license is an exclusive license. Party B may exclusively use the Licensed Trademark within the scope permitted by Party A and in the way as authorized hereunder.

     Geography scope of license: no restriction.

     3. The provision of the Licensed Trademark logo: in writing (please refer to the photocopy of the Trademark Registration Certificate).

     4. Term of license and Fees: the term of license shall be the whole legally existing period of the Licensed Trademark from the effective date of this Agreement, including the trademark registration term and the renewed term after expiry of the trademark registration term; within the term of license, Party A will not charge any fee against Party B.

     5. When using the Licensed Trademark, Party B may not take any action in violation of any national laws or regulations; otherwise, it shall bear the liability of breach of contract in accordance with laws of the People's Republic of China.

     a. Party B may not change any character, figure or combination of the forgoing of the Licensed Trademark without Party A's permission;

     b. Party B may not, in any way, create or use any trademark logo that is similar to or transformed from the Licensed Trademark hereunder; and

     c. Party B may not apply for registration of the Licensed Trademark in any other

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country in any way and in any name.

     6. To protect the reputation of the Licensed Trademark, Party B promises to use the Licensed Trademark in a reasonable way and guarantees to protect the reputation of all products bearing the Licensed Trademark at final retail session. Party A shall have the right to supervise the quality of Party B's products bearing the Licensed Trademark, while Party B shall guarantee the quality of the products bearing such Licensed Trademarks.

     a. Party B must indicate the name of the manufacturer and place of production on the products bearing the Licensed Trademark; and

     b. Party B may not take any action that may have adverse effect on the Licensed Trademark within and after the term of this Agreement;

     7. This Trademark License Agreement shall become legally binding once upon execution. Party A has no right to revoke this Agreement under any circumstance. Otherwise, Party A shall be responsible for all legal and economic liability arising therefrom.

     8. Within the term of this Agreement (including the renewed term after expiration of trademark registration term), Party B shall have the right to purchase the Licensed Trademark, the price of which will be equal to total direct expenses of Party A incurred in application for or renewing application for rights on such Licensed Trademark as verified and confirmed by the parties.

     Miscellaneous: this Agreement is executed with four originals, of which two shall be kept by each of Party A and Party B respectively. This Agreement shall become effective after signed by legal (authorized) representatives of both parties and stamped by both parties.

Annex: List of Trademark

Licensor (Party A):

Shenzhen Neptunus Tong'ai Pharmaceutical Manufacturing Co., Ltd.


/s/ Shenzhen Neptunus Tong'ai Pharmaceutical Manufacturing Co., Ltd.


Legal (authorized) representative: /s/ Simin Zhang


Licensee (Party B):


Shenzhen Nepstar Pharmaceutical Co., Ltd.


/s/ Shenzhen Nepstar Pharmaceutical Co., Ltd.


Legal (authorized) representative:

                                This Agreement is entered into on June 28, 2007.

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                               List of Trademarks



No.   Name of Trademark   Registration No.      Registrant      Category
---   -----------------   ----------------   ----------------   --------
1         Tong'ai             1716422        Neptunus Tong'ai      6